INDEPENDENT AUDITORS' REPORT

Osmonics, Inc.

We have audited the consolidated financial statements of Osmonics, Inc.
(the Company) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and have issued our report thereon dated February 10, 1997. Such financial statements and report are included in the Company's 1996 Annual Report to Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedule of the Company, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/  Deloitte and Touche LLP
     Minneapolis, Minnesota
     February 10, 1997

                                OSMONICS, INC. AND SUBSIDIARIES
                               VALUATION AND QUALIFYING ACCOUNTS
                                        (In thousands)

                         Years Ended December 31, 1996, 1995 and 1994



            Column A                   Column B         Column C          Column D    Column E

                                                        Additions
                                        Balance    Charged    Charged                 Balance
                                          at          to        to                      at
                                       Beginning   Cost and    Other                  End of
          Description                  of Period   Expensed   Accounts   Deductions   Period

Year Ended December 31, 1996:
   Current Operations:
   Allowance for Doubtful Accounts     $1,177      $   59                $  329(FA)    $  907
   Warranty and Start-up Reserve       $1,868      $2,414                $2,480(FB)    $1,802

   Discontinued Operations:
   Warranty Reserve                    $1,957                                         $1,957

Year Ended December 31, 1995:
   Current Operations:
   Allowance for Doubtful Accounts     $1,329      $   80     $109(FC)   $  341(FA)    $1,177
   Warranty and Start-up Reserve       $1,981      $1,406                $1,519(FB)    $1,868

   Discontinued Operations:
   Allowance for Doubtful Accounts     $   46                            $   46(FA)    $    0
   Warranty Reserve                    $1,961                            $    4(FB)    $1,957
   Reserve for Discontinued Operations $  127                            $  127       $    0

Year Ended December 31, 1994:
   Current Operations:
   Allowance for Doubtful Accounts     $1,276      $  134                $   81(FA)    $1,329
   Warranty and Start-up Reserve       $1,996      $1,350                $1,365(FB)    $1,981

   Discontinued Operations:
   Allowance for Doubtful Accounts     $   87                            $   41(FA)    $   46
   Warranty Reserve                    $1,972                            $   10(FB)    $1,961
   Reserve for Discontinued Operations $  240                            $  113       $  127

<FA>  Uncollectible accounts charged against allowance.
<FB>  Actual warranty claims and start-up costs charged against reserve.
<FC>  Addition due to acquisition.